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                                                                  EXHIBIT 10.20

                         [LOGO] MORRISON KNUDSEN CORPORATION

                              INDEMNIFICATION AGREEMENT


    This INDEMNIFICATION AGREEMENT is made as of the ____ day of _____________, ______, by and between Morrison Knudsen Corporation, a Delaware corporation (the "Corporation"), and the individual whose name appears on the signature page hereof (such individual being referred to herein as the "Indemnified Representative" and, together with other persons who may execute similar agreements, as "Indemnified Representatives").

    WHEREAS, the Indemnified Representative currently is and will be in the future serving in one or more capacities as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, employee, agent fiduciary or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan or other entity, and in so doing is and will be performing a valuable service to or on behalf of the Corporation;

    WHEREAS, the Board of Directors of the Corporation has determined that, in order to attract and retain qualified individuals, the Corporation will attempt to maintain, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Corporation believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Corporation or business enterprise itself;

    WHEREAS, the Indemnified Representative is willing to continue to serve and to undertake additional duties and responsibilities for and on behalf of the Corporation on the condition that he be indemnified contractually by the Corporation; and

    WHEREAS, as an inducement to the Indemnified Representative to continue to serve the Corporation, and in consideration for such continued service, the Corporation has agreed to indemnify the Indemnified Representative upon the terms set forth herein.

    NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Corporation and the Indemnified Representative agree as follows:

1. AGREEMENT TO SERVE. The Indemnified Representative agrees to serve or continue to serve for or on behalf of the Corporation in each Official Capacity (as hereinafter defined) held now or in the future for so long as the Indemnified Representative is duly elected or appointed or until such time as the Indemnified Representative tenders a resignation in

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    writing.  This Agreement shall not be deemed an employment contract between the Corporation or any of its subsidiaries and any Indemnified Representative who is an employee of the Corporation or any of its subsidiaries. The Indemnified Representative specifically acknowledges that the Indemnified Representative's employment with the Corporation or any of its subsidiaries, if any, is at will, and that the Indemnified Representative may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between the Indemnified Representative and the Corporation or any of its subsidiaries, other applicable formal severance policies duly adopted by the board of directors of the Indemnified Representative's employer or, with respect to service as a director of the Corporation, by the Corporation's Certificate of Incorporation, By-Laws and the Delaware General Corporation Law. The foregoing notwithstanding, this Agreement shall continue in force after the Indemnified Representative has ceased to serve in any Official Capacity for or on behalf of the Corporation or any of its subsidiaries.

2.  INDEMNIFICATION.

    a. Except as provided in Sections 3 and 5 hereof, the Corporation shall indemnify the Indemnified Representative against any Liability (as hereinafter defined) incurred by or assessed against the Indemnified Representative in connection with any Proceeding (as hereinafter defined) in which the Indemnified Representative may be involved, as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in any Official Capacity held now or in the future, including, without limitation, any Liability resulting from actual or alleged breach or neglect of duty, error, misstatement, misleading statement, omission, negligence, act giving rise to strict or product liability, act giving rise to liability for environmental contamination, or other act or omission, whether occurring prior to or after the date of this Agreement. As used in this Agreement:

         (1) "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damage or expense of any nature (including attorneys' fees and expenses);

         (2) "Proceeding" means any threatened, pending or completed action, suit, appeal, arbitration or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders, or any other party; and

         (3) "Official Capacity" means service to the Corporation as a director or officer or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of, or in a similar capacity for another corporation, partnership, joint venture, trust, employee benefit plan (including a plan qualified under the Employee Retirement Income Security Act of 1974), or other entity.


Indemnification Agreement - Page 2

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    b.   Notwithstanding Section 2a hereof, except for a Proceeding brought pursuant to Section 5d of this Agreement, the Corporation shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated by the Indemnified Representative unless the Proceeding is authorized, either before or after commencement of the Proceeding, by the majority vote of a quorum of the Board of Directors of the Corporation. An affirmative defense or counterclaim of an Indemnified Representative shall not be deemed to constitute a Proceeding initiated by the Indemnified Representative.

3.  EXCLUSIONS.

    a. The Corporation shall not be liable under this Agreement to make any payment in connection with any Liability incurred by the Indemnified
         Representative:

         (1) to the extent payment for such Liability is made to the Indemnified Representative under an insurance policy obtained by the Corporation;

         (2) to the extent payment is made to the Indemnified Representative for such Liability by the Corporation under its Certification of Incorporation, By-Laws, the Delaware General Corporation Law or otherwise than pursuant to this Agreement;

         (3) to the extent such Liability is determined in a final determination pursuant to Section 5d hereof to be based upon or attributable to the Indemnified Representative gaining any personal profit to which such Indemnified Representative was not legally entitled;

         (4) for any claim by or on behalf of the Corporation for recovery of profits resulting from the purchase and sale or sale and purchase by such Indemnified Representative of equity securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

         (5) for which the conduct of the Indemnified Representative has been determined in a final determination pursuant to Section 5d hereof to constitute bad faith or active and deliberate dishonesty, in either such case material to the cause of action or claim at issue in the Proceeding; or

         (6) to the extent such indemnification has been determined in a final determination pursuant to Section 5d hereof to be unlawful.

    b. Any act, omission, liability, knowledge or other fact of or relating to any other person, including any other person who is also an Indemnified Representative, shall not be imputed to the Indemnified Representative for the purposes of determining the applicability of any exclusion set forth herein.


Indemnification Agreement - Page 3

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    c.   The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under this Agreement.

4. ADVANCEMENT OF EXPENSES. The Corporation shall pay any Liability in the nature of an expense (including attorneys' fees and expenses) incurred in good faith by the Indemnified Representative in advance of the final disposition of a Proceeding within 30 days of receipt of a demand for payment by the Indemnified Representative; provided, however, that the Indemnified Representative shall repay such amount if it shall ultimately be determined, pursuant to Section 5d hereof, that the Indemnified Representative is not entitled to be indemnified by the Corporation pursuant to this Agreement. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making to such advance.

5.  INDEMNIFICATION PROCEDURE.

    a. The Indemnified Representative shall use his best efforts to notify promptly the Secretary of the Corporation of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnified Representative under this Agreement or otherwise.

    b. The Corporation shall be entitled, upon notice to the Indemnified Representative, to assume the defense of any Proceeding with counsel reasonably satisfactory to the Indemnified Representative involved in such Proceeding or, if there be more than one Indemnified Representative involved in such Proceeding, to a majority of the Indemnified Representatives involved in such Proceeding. If, in accordance with the foregoing, the Corporation defends the Proceeding, the Corporation shall not be liable for the expenses (including attorneys' fees and expenses) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to the required notice, unless (i) such expenses (including attorneys' fees) have been authorized by the Corporation or (ii) the Corporation shall not in fact have employed counsel reasonably satisfactory to such Indemnified Representative, or to the majority of Indemnified Representatives if more than one is involved, to assume the defense of such Proceeding. The foregoing notwithstanding, the Indemnified Representative may elect to retain counsel at the Indemnified Representative's own cost and expense to participate in the defense of such Proceeding.

    c. The Corporation shall not be required to obtain the consent of the Indemnified Representative to the settlement of any Proceeding which the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnified Representative a complete and unqualified release in respect of the potential Liability. The Corporation shall not be


Indemnification Agreement - Page 4

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         liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld.

    d. Except as set forth herein, any dispute concerning the right to indemnification under this Agreement and any other dispute arising hereunder, including but not limited to matters of validity, interpretation, application and enforcement, shall be determined exclusively by and through final and binding arbitration in Wilmington, Delaware, each party hereto expressly and conclusively waiving its, his or her right to proceed to a judicial determination with respect to such matter; provided, however, that in the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (the "Act") (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with securities being registered under the Act, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The arbitration shall be conducted in accordance with the commercial arbitration rules then in effect of the American Arbitration Association before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the Indemnified Representative, and the third of whom shall be selected by the other two arbitrators. If for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the state court of general jurisdiction in Wilmington, Delaware. Each arbitrator selected as provided herein is required to be serving or to have served as a director or an executive officer of a corporation whose shares of common stock, during at least one year of such service, were quoted in the NASDAQ National Market System or listed on the New York Stock Exchange or the American Stock Exchange. It is expressly understood and agreed by the parties that a party may compel arbitration pursuant to this Section 5d through an action for specific performance and that any award entered by the arbitrators may be enforced, without further evidence or proceedings, in any court of competent jurisdiction.

    c. Upon a payment under this Agreement to the Indemnified Representative with respect to any Liability, the Corporation shall be subrogated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person with respect to such Liability, and the Indemnified Representative shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Corporation to bring suit to enforce such rights.

6. FEES AND EXPENSES OF ENFORCEMENT. It is the intent of the Corporation that the Indemnified Representative not be required to incur the expenses associated with the enforcement of his


Indemnification Agreement - Page 5

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    rights under this Agreement by litigation, arbitration or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnified Representative hereunder. Accordingly, if it should appear to the Indemnified Representative that the Corporation has failed to comply with any of its obligations under this Agreement or in the event that the Corporation or other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnified Representative the benefits intended to be provided to the Indemnified Representative hereunder, the Corporation irrevocably authorizes the Indemnified Representative from time to time to retain counsel of his choice, at the expense of the Corporation as hereafter provided, to represent the Indemnified Representative in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against the Corporation or any director, officer, stockholder or other person affiliated with the Corporation, in any jurisdiction. Regardless of the outcome thereof, the Corporation shall pay and be solely responsible for any and all costs, charges and expenses including, without limitation, attorneys' and others' fees and expenses, reasonably incurred by the Indemnified Representative (i) as a result of the Corporation's failure to perform this Agreement or any provision thereof or (ii) as a result of the Corporation or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

7. CONTRIBUTION. If the indemnification provided for in this Agreement is unavailable for any reason to hold harmless an Indemnified Representative in respect of any Liability or portion thereof, the Corporation shall contribute to such Liability or portion thereof in such proportion as is appropriate to reflect the relative benefits received by the Corporation and Indemnified Representative from the transaction giving rise to the Liability.

8. NON-EXCLUSIVITY. The rights granted to the Indemnification Representative pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Representative may be entitled under statute, the provisions of any certificate of incorporation, by-laws or agreement, a vote of stockholders or directors, or otherwise, both as to action in an Official Capacity and in any other capacity.

9. RELIANCE ON PROVISIONS. The Indemnified Representative shall be deemed to be acting in any Official Capacity in reliance upon the rights of indemnification provided by this Agreement. Without limiting the generality of the foregoing, the Corporation and the Indemnified Representative acknowledge the existence of Article V of the Corporation's By-Laws as restated and adopted by the Board of Directors on September 12, 1996, and confirm that the Indemnified Representative is also acting in reliance thereon.

10. SEVERABILITY AND REFORMATION. Any provision of this Agreement which is determined to be invalid or unenforceable in any jurisdiction or under any circumstances shall be ineffective only to the extent of such invalidity or unenforceability and shall be deemed reformed to the extent necessary to conform to the applicable law of such jurisdiction and still give maximum effect to the intent of the parties hereto. Any such determination shall


Indemnification Agreement - Page 6

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    not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

11. NOTICES. Any notice, claim, request or demand required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or by registered or certified mail, first class, postage prepaid: (i) if to the Corporation, to Morrison Knudsen Corporation, P. O. Box 73, Boise, Idaho 83729, Attention: Secretary, or
    (ii) if to any Indemnified Representative, to the address of such Indemnified Representative, to the address of such Indemnified Representative listed on the signature page hereof, or to such other address as any party hereto shall have specified in a notice duly given in accordance with this Section 10.

12. AMENDMENTS; BINDING EFFECT. No amendment, modification, termination or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Corporation and the Indemnified Representative. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Indemnified Representative's heirs, executors, administrators and personal representatives.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

(Corporate Seal)                       MORRISON KNUDSEN CORPORATION


                                       By
                                          -------------------------------------
Attest:


----------------------------------------


                                       INDEMNIFIED REPRESENTATIVE


                                       By
                                          -------------------------------------

Witness:


----------------------------------------

Indemnification Agreement - Page 7

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                             MORRISON KNUDSEN CORPORATION

                        SCHEDULE OF INDEMNIFICATION AGREEMENTS


              Name                               Date of Agreement
              ----                               -----------------

         David H. Batchelder                     September 12, 1996
         Douglas L. Brigham                      September 12, 1996
         Peter N. Forbini                        September 12, 1996
         Darrol N. Groven                        September 12, 1996
         Stephen G. Hanks                        September 12, 1996
         Alvia L. Henderson                      September 12, 1996
         Leonard R. Judd                         September 12, 1996
         William C. Langley                      September 12, 1996
         James E. McCallum                       October 1, 1996
         Robert S. Miller, Jr.                   September 12, 1996
         Dorn Parkinson                          September 12, 1996
         Richard D. Parry                        September 12, 1996
         Terry W. Payne                          September 12, 1996
         John D. Roach                           September 12, 1996
         Jonathan M. Robertson                   September 12, 1996
         Lisa H. Ross                            September 12, 1996
         Charles W. Simpson                      September 12, 1996
         Robert A. Tinstman                      September 12, 1996
         Dennis R. Washington                    September 12, 1996
         Thomas H. Zarges                        September 12, 1996


Indemnification Agreement - Page 8